Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Abcam plc of our report dated September 16, 2020 relating to the financial statements of Abcam plc, which appears in Abcam plc’s Registration Statement on Form F-1 (No. 333-249263).

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
January 28, 2021